Exhibit 99.1

Monogram Technologies Announces FDA 510(k) Clearance for the Monogram mBôs™ TKA System

Monogram May Market the Monogram mBôs™ TKA System, Subject to the Requirements of the Federal Food, Drug, and Cosmetic Act (the Act).

The Company is Preparing for Commercialization and Evaluating Strategies to Support the Adoption of its Robotic-Assisted Technology

AUSTIN, TX – March 17, 2025 - Monogram Technologies Inc. (NASDAQ: MGRM) ("Monogram" or the "Company"), an AI-driven robotics company focused on improving human health with an initial focus on orthopedic surgery, today announced that the U.S. Food and Drug Administration (FDA) has granted 510(k) clearance for its Monogram mBôs™ TKA System. This determination means that Monogram may market the device, subject to the general controls provisions of the Act.

Ben Sexson, Monogram Chief Executive Officer, commented, "This FDA 510(k) clearance is a defining moment for Monogram. It marks the culmination of years of relentless effort, innovation, and teamwork. Bringing a new technology to market in the medical field is an immense challenge, and this milestone is a testament to the dedication and resilience of our entire team. We have navigated obstacles, refined our technology, and remained steadfast in our mission to advance orthopedic robotics. Today, we take a significant step forward.

"Securing clearance for the Monogram mBôs TKA System was a rigorous process due to the complexity and sophistication of the technology. We are particularly excited about the system’s performance and its potential to advance robotics in orthopedic medicine. We believe we will have strong product-market fit and are well-positioned to make a meaningful impact.

"I want to personally thank Kamran Shamaei and Dr. Douglas Unis for their vision, dedication, and contributions to this achievement. Their expertise and commitment have been invaluable in bringing this technology to life. Advancing a system like this from concept to clearance requires perseverance and collaboration, and I’m incredibly proud of what we’ve accomplished together. We appreciate the FDA's engagement throughout this process.

"We anticipate this clearance will open new opportunities for Monogram. As we move toward commercialization, we will continue refining our strategy and engaging in discussions to support broader adoption. The journey has been long, but this is just the beginning."

The Monogram mBôs TKA System is designed to deliver uncompromised safety, efficiency, and accuracy in robotic-assisted total knee arthroplasty. Engineered with scalability in mind, the system is architected to eventually support multiple orthopedic applications beyond knee replacement, positioning it as a platform for future expansion. Despite the increasing role of robotics in joint reconstruction, the market remains underpenetrated and highly consolidated, leaving significant room for innovation and growth.

Monogram believes in the benefits of personalized robotic surgery, enabled by patient-specific imaging (CT-based) and accurate predictive navigation tools. We see an opportunity to be part of the ongoing adoption of robotic-assisted procedures.

"I’ve used nearly every robotic system on the market, and I truly believe the Monogram mBôs has the potential to be the best. It’s slick. The precision, efficiency, versatility, and safety considerations set it apart from anything I’ve seen. I’m incredibly impressed and confident that surgeons will recognize the impact of this system," said Dr. Douglas Unis, Founder and Chief Medical Officer of Monogram.

"Navigating a regulatory submission of this complexity is no small feat, and I’m extremely impressed by our management team’s strategic approach and execution. Bringing a system of this sophistication through clearance requires immense effort and careful planning. Monogram has achieved this with such a small, highly focused, and motivated team. The dedication and commitment to the mission that our leadership has fostered is inspiring. Now that we’re cleared, I’m confident that when surgeons experience the mBôs TKA System firsthand—especially given the responses I’ve seen in multiple live demos—they will want to use it."

Now that the Monogram mBôs TKA System has received FDA clearance, it opens significant opportunities for the Company both domestically and internationally. Over the coming months, Monogram will integrate recent upgrades to the cutting system and other system enhancements into the cleared mBôs TKA System to further strengthen its competitiveness. The Company is focused on initial placements with key surgeon KOLs in strategic geographies to establish clinical experience and demonstrate the system’s advantages in real-world surgical settings.

Monogram remains committed to a disciplined, long-term commercialization strategy and will take a measured and strategic approach to market adoption. While the orthopedic robotics market operates on a long sales cycle, this milestone significantly de-risks the platform and validates the Company's technology, positioning Monogram for new strategic opportunities as it executes its growth strategy.

"At Monogram, we’ve built a small but incredibly dedicated and highly technical team. It has been an incredible experience working alongside such talented and motivated individuals. We run lean, but I believe our commitment is second to none. Every day, we push ourselves to develop what we hope will be the safest, fastest, and most accurate robotic system on the market," commented Kamran Shamaei, Chief Technology Officer of Monogram.

"This work is deeply personal to us. We imagine this system being used on our loved ones, and that drives us to hold ourselves to the highest standards of performance and excellence. We work hard together because we believe in what we’re building and the impact it can have on patient care.

"This achievement is dedicated to my beloved sister, Ladan."

Upcoming Milestones

•	Upgrade cleared system cutting system and other improvements to enhance competitiveness.
•	Launch with key KOL surgeons in critical geographies to continue demonstrating the system’s advantages.
•	Explore any new opportunities for Monogram as we move toward commercialization that could support broader adoption both internationally and domestically.
•	Continues to refine and enhance its next-generation technology in parallel with regulatory and clinical trial preparations to improve future competitiveness and expand to new applications.
•	The Company is working to obtain regulatory clearance to initiate clinical trials in India in collaboration with its strategic partner, Shalby Limited ("Shalby"), a leading global multi-specialty hospital chain. The recent FDA clearance may further support these efforts.
•	The Company is working to advance the submission of additional clinical applications to expand the robotic system’s capabilities and establish it as a versatile, multi-application platform.
•	The Company continues to enhance the robotic system with ongoing improvements designed to optimize surgical workflows, increase accuracy, improve speed, and ensure greater reliability in clinical use.

About Monogram Technologies Inc.

Monogram Technologies (NASDAQ: MGRM) is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monograms mBôs™ precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced, better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA 510(k) clearance for its mBôs TKA System and FDA clearance for its mPress implants. The Company is required to obtain FDA clearance before it can market its products.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

To learn more, visit www.monogramtechnologies.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements as a result of a number of factors, including those described in the Company's filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations

Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
MGRM@mzgroup.us